UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	March 30, 2010

              Hudson Highland Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York  10022
(Address of principal executive offices, including zip code)

           (212) 351-7300
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Public Offering

On March 30, 2010, Hudson Highland Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and between the Company and Robert W. Baird & Co. Incorporated (the “Underwriter”).  Pursuant to the Underwriting Agreement, the Company agreed to sell and the Underwriter agreed to purchase for resale to the public (the “Public Offering”), subject to the terms and conditions expressed therein, 4,200,000 shares of the Company’s common stock at a price per share of $4.35 to the public, less an underwriting discount of $0.26 per share.  The Underwriter also has an option for 30 days to purchase up to 630,000 additional shares of the Company’s common stock at the same price per share to cover any over-allotments.  The Public Offering is subject to customary closing conditions and is expected to close on April 6, 2010.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The common stock to be sold pursuant to the Underwriting Agreement was registered pursuant to an effective shelf Registration Statement on Form S-3 (Registration No. 333-163605) that the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  In connection with the Company filing with the Securities and Exchange Commission a prospectus supplement, dated March 30, 2010 (the “Prospectus Supplement”), and prospectus, dated December 18, 2009, relating to the Public Offering described above, the Company is filing Exhibits 5.1 and 23.1 hereto and as part of such Registration Statement an opinion and consent of Foley & Lardner LLP, legal counsel to the Company, issued to the Company as to the validity of the shares of the Company’s common stock being offered in the Public Offering.

On March 31, 2010, the Company also issued a press release announcing the pricing of the Public Offering.  The Company is filing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.

Recent Developments

In connection with the Public Offering, the Company made the following disclosure in the Prospectus Supplement:

“We are seeing strong revenue recovery trends in the first quarter of 2010 in the United Kingdom and China and in the United States legal practice compared to the same period last year.  We continue to benefit from the restructuring actions we took in 2009.

We expect our major markets – the United Kingdom, the United States legal practice, Australia/New Zealand, China, the Netherlands and Belgium – to deliver positive operating performance for the first quarter of 2010.  We expect our consolidated revenue to be in the range of $173 million to $179 million for the first quarter of 2010, an increase of 5% to 8% compared to the same period last year.”

Item 9.01.                      Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.  The following exhibits are being filed herewith:

(1.1)	Underwriting Agreement, dated March 30, 2010, by and between Hudson Highland Group, Inc. and Robert W. Baird & Co. Incorporated.

(5.1)	Opinion of Foley & Lardner LLP, dated March 30, 2010.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit 5.1 hereto).

(99.1)	Press Release of Hudson Highland Group, Inc. dated March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date: March 31, 2010	By:	/s/ Mary Jane Raymond
Mary Jane Raymond
Executive Vice President and Chief Financial Officer

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(1.1)	Underwriting Agreement, dated March 30, 2010, by and between Hudson Highland Group, Inc. and Robert W. Baird & Co. Incorporated.

(5.1)	Opinion of Foley & Lardner LLP, dated March 30, 2010.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit 5.1 hereto).

(99.1)	Press Release of Hudson Highland Group, Inc. dated March 31, 2010.